                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 12, 2007
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                                 WHX CORPORATION
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             (Exact name of registrant as specified in its charter)

          Delaware                     1-2394                    13-3768097
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(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)               File Number)            Identification No.)

        555 Theodore Fremd Avenue, Rye, New York                   10580
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        (Address of principal executive offices)                 (zip code)

Registrant's telephone number, including area code: (914) 925-4413
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                                       N/A
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         (Former name or former address, if changed since last report.)

   Check  the  appropriate  box  below if the Form 8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     /_/  Written  communications  pursuant to Rule 425 under the Securities Act
          (17 CFR 230.425)

     /_/  Soliciting material pursuant to rule 15a-12 under the Exchange Act (17
          CFR 240.15a-12)

     /_/  Pre-commencement  communications  pursuant to Rule 15d-2(b)  under the
          Exchange Act (17 CFR 240.15d-2(b))

     /_/  Pre-commencement  communications  pursuant to Rule 13e-4(c)  under the
          Exchange Act (17 CFR 240.13e-(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On April 12, 2007, Steel Partners II, L.P. ("Steel Partners"),  a Delaware
limited  partnership and affiliate of WHX Corporation (the  "Company"),  and the
Company  entered into a Stock Purchase  Agreement  whereby the Company  acquired
Steel Partners' entire interest in BZ Acquisition  Corp. ("BZ  Acquisition"),  a
Delaware  corporation  and wholly owned  subsidiary of Steel  Partners (the "BZA
Transfer")  for  $10.00.  In  addition,  the  Company  agreed to  reimburse  all reasonable  fees and expenses  incurred by Steel Partners in connection with the
Offer and the Merger (each as defined below).  BZ Acquisition is the acquisition subsidiary  in a tender offer to acquire up to all of the  outstanding  stock of
Bairnco Corporation,  a Delaware corporation ("Bairnco") for $13.50 per share in cash.

      Steel Partners, BZ Acquisition,  and Bairnco entered into an Agreement and
Plan of Merger dated as of February 23, 2007 (the "Merger Agreement"),  pursuant to  which  BZ  Acquisition  amended  its  tender  offer  to  acquire  all of the outstanding common shares of Bairnco at a price of $13.50 per share in cash (the
"Offer").  In  addition,  all  Bairnco  shareholders  of record on March 5, 2007 continued to be entitled to receive the declared first quarter dividend of $0.10 per share, for total cash proceeds of $13.60 per share. The BZA Transfer,  which was  permitted  under the terms of the  Merger  Agreement,  did not and will not change any of the  conditions  to the Offer or add a financing  condition to the
Offer.  The Offer is currently  scheduled to expire at 5:00 P.M.,  New York City time, on Friday, April 13, 2007 unless the Offer is extended.

      Pursuant to the Merger  Agreement,  as promptly as  practicable  after the completion of the Offer and the satisfaction or waiver of specified  conditions,
BZ Acquisition  will be merged with and into Bairnco with Bairnco  continuing as the  surviving  corporation  as a wholly  owned  subsidiary  of the Company (the
"Merger").  At the effective time of the Merger,  each Bairnco common share then outstanding  (other than shares  owned by BZ  Acquisition  or its direct  parent
entity,   shares  owned  by  Bairnco  as  treasury  stock  and  shares  held  by stockholders who properly exercise their appraisal rights) will automatically be converted  into the right to  receive  $13.50  per share in cash,  or any higher price per share paid in the Offer,  without  interest and subject to  applicable withholding  taxes.  The proceeds  required to fund the closing of the Offer and the resulting  Merger and to pay related fees and expenses are anticipated to be approximately $101.5 million

      In connection  with the closing of the Offer,  initial  financing  will be provided by Steel  Partners  through  two loans.  Steel  Partners  will extend a bridge  loan in  principal  amount  up to  $90,000,000  pursuant  to a Loan  and
Security  Agreement (the "Bridge Loan  Agreement"),  between BZ Acquisition  and
Bairnco,  as  borrowers,  and Steel  Partners,  as lender.  In  addition,  Steel
Partners will extend a $15,000,000  subordinated loan to the Company pursuant to a Subordinated Loan and Security  Agreement (the  "Subordinated  Loan Agreement"
and, together with the Bridge Loan Agreement,  the "Loan  Agreements"),  between the Company, as borrower, and Steel Partners, as lender.

      The Bridge  Loan  Agreement  provides  for a bridge term loan of up to $90 million from Steel Partners to BZ Acquisition,  which will be assumed by Bairnco as a result of the Merger.  Borrowings  under the Bridge Loan Agreement bear (i)
cash  interest  at a rate per annum  equal to the prime rate of JP Morgan  Chase plus 1.75% and (ii) pay-in-kind  interest at a rate per annum equal to the prime rate of JP Morgan Chase plus 4.5% for the first 90 days the loan is  outstanding and plus 5% for the  balance of the term,  each as  adjusted  from time to time, with a minimum aggregate  interest rate of 14.5% per annum for the first 90 days the loan is  outstanding,  and 15% per annum for the balance of the term,  and a maximum aggregate interest rate of 18% per annum. The cash interest rate and the pay-in-kind  interest  rate may be adjusted  from time to time,  by agreement of
Steel Partners and Bairnco,  so long as the aggregate  interest rate remains the same.  Interest is payable  monthly in arrears.  Following the effective time of the Merger,  obligations  under the Bridge Loan  Agreement will be guaranteed by certain of Bairnco's  subsidiaries and secured by a junior lien on the assets of
Bairnco  and  certain  of its  subsidiaries  and  capital  stock of  certain  of
Bairnco's subsidiaries. Obligations under the Bridge Loan Agreement will also be guaranteed by the Company on an unsecured basis. The scheduled  maturity date of the indebtedness  under the Bridge Loan Agreement is the earlier to occur of (i)
June 30, 2008 and (ii) such time as Bairnco obtains any  replacement  financing.
Indebtedness  under the Bridge Loan Agreement may be prepaid  without penalty or premium.

      The Subordinated  Loan Agreement  provides for a subordinated term loan of
$15 million from Steel  Partners to the Company,  which will be unsecured at the
Company  level and the  proceeds  of which will be used by the Company to make a capital  contribution to BZ Acquisition.  Borrowings under the Subordinated Loan
Agreement bear pay-in-kind  interest at a rate per annum equal to the prime rate of JP Morgan  Chase  plus  7.75%,  adjusted  from  time to time,  with a minimum interest  rate of 16% per annum and a maximum  interest  rate of 19% per  annum.
Interest is payable  monthly in arrears.  Following  the  effective  time of the
Merger,  obligations under the Subordinated Loan Agreement will be guaranteed by
Bairnco  and  certain of its  subsidiaries  and  secured by a junior lien on the assets of Bairnco and certain of its  subsidiaries  and capital stock of certain
of  Bairnco's  subsidiaries.   The  indebtedness  under  the  Subordinated  Loan
Agreement  will  mature  on  the  second  anniversary  of  the  issuance  of the subordinated loan and may be prepaid without penalty or premium.

      The  Loan  Agreements  contain  customary   representations,   warranties,
covenants,  events of default and indemnification  provisions.  The indebtedness under the Bridge Loan  Agreement  and the  related  security  interests  will be subordinated to the indebtedness and related  security  interests  granted under
Bairnco's  existing  senior  credit  facility  with Bank of  America,  N.A.  The guarantees of the  indebtedness  under the  Subordinated  Loan Agreement and the related security interests will be subordinated to all indebtedness and security interests described in the preceding sentence.

ITEM 2.03   CREATION OF A DIRECT FINANCIAL  OBLIGATION OR AN OBLIGATION UNDER AN
            OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

      As described in Item 1.01,  in  connection  with the closing of the Offer, initial  financing will be provided by Steel Partners  through two loans.  Steel
Partners will extend a bridge loan in principal  amount up to  $90,000,000 to BZ
Acquisition  pursuant to the Bridge Loan Agreement,  which  obligations  will be guaranteed  by,  among other  entities,  the Company on an unsecured  basis.  In addition, Steel Partners will extend a $15,000,000 principal amount subordinated loan to the Company pursuant to the Subordinated Loan Agreement. Please see Item
1.01  for  additional   information  regarding  the  Loan  Agreements,   related
guaranties and their respective terms.

ITEM 8.01.  OTHER EVENTS.

      On April 12, 2007, the Company issued a press release,  a copy of which is attached hereto as EXHIBIT 99.5, announcing the aforementioned transactions.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

      (d) Exhibits.

      The exhibits  listed in the  following  Exhibit Index are filed as part of this Current Report on Form 8-K.

      Exhibit no.                           Description

         99.1      Agreement and Plan of Merger, dated as of February 23, 2007, by and among Steel Partners II, L.P., BZ Acquisition Corp.
                   and Bairnco Corporation.

         99.2      Stock Purchase Agreement, dated April 12, 2007, by and
                   between Steel Partners II, L.P. and WHX Corporation.

         99.3      Loan and Security Agreement by and among BZ Acquisition
                   Corp., Bairnco Corporation and Steel Partners II, L.P.

         99.4      Subordinated Loan and Security Agreement between WHX
                   Corporation and Steel Partners II, L.P.

         99.5      Press release, dated April 12, 2007.

                                   SIGNATURES

      Pursuant to the  requirements of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

                                            WHX CORPORATION

Dated: April 12, 2007                       By: /s/ Robert Hynes
                                                --------------------------------
                                            Name:  Robert Hynes
                                            Title: Chief Financial Officer